UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

PetroHunter Energy Corporation

(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 1400, Denver, CO 80202

(Address of principal executive offices)               (Zip Code)

Registrant’s telephone number, including area code (303) 572-8900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 21, 2007, PetroHunter and its wholly-owned subsidiary, PetroHunter Operating Company, entered into a Credit and Security Agreement with Global Project Finance AG, a Swiss company (“Global”). Under that Agreement, Global has agreed to use its best efforts to advance up to $60,000,000 over the next 18 months. Interest accrues at 6.75% over the prime rate and will be payable quarterly beginning June 30, 2007. PetroHunter is to begin making principal payments on the loan beginning at the end of the first quarter following the end of the 18-month funding period, with the maturity date of the loan being 30 months from the date of the Agreement. The loan is secured by a first perfected security interest on PetroHunter’s Piceance II, Buckskin Mesa and Sugar Loaf projects in the Piceance Basin, Colorado (the “Security Interest”). PetroHunter plans to use the loan proceeds for its drilling and development operations in the Piceance Basin and other mineral interests owned and to be acquired by PetroHunter, as well as for ongoing working capital needs.

Global receives warrants to purchase 2,000,000 shares of PetroHunter common stock upon execution of the Agreement and 400,000 warrants for each $1,000,000 advanced under the credit facility. The warrants will be exercisable for five years from the date of the Agreement at a price equal to 120% of the volume-weighted average price of the stock for the 30 days immediately preceding each warrant issuance date. In addition, upon each advance, Global receives a fee equal to 2% of the amount of the advance.

Global and its controlling shareholder, Christian Russenberger, were shareholders of PetroHunter prior to entering into this Credit and Security Agreement. Global entered into a similar Credit and Security Agreement on January 9, 2007. With respect to this earlier credit facility, PetroHunter has agreed to extend to Global the same terms as those contained in this May 2007 credit facility on a “most favored nation” basis. The Security Interest will secure PetroHunter’s obligations under both credit facilities on a pro rata basis.

This summary description of the Credit and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the document that is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Credit and Security Agreement dated as of May 21, 2007 between PetroHunter Energy Corporation and PetroHunter Operating Company and Global Project Finance AG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetroHunter Energy Corporation

By:              /s/ Garry Lavold

Garry Lavold, President

Dated: May 22, 2007

EXHIBIT INDEX

Regulation S-K Number	Document
10.1	Credit and Security Agreement dated as of May 21, 2007 between PetroHunter Energy Corporation and PetroHunter Operating Company and Global Project Finance AG

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